Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Wilshire Bancorp, Inc. on Form S-4 of our report dated March 5, 2004, included in Registration Statement No. 333-114142 of Wilshire Bancorp, Inc. on Form S-4/A (Amendment No. 2) and appearing in the Annual Report on Form 10-K/A (Amendment No. 2) of Wilshire State Bank for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 9, 2004